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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 3

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 23, 2002

ZENITH NATIONAL INSURANCE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9627 (Commission File Number)	95-2702776 (IRS Employer Identification No.)
21255 Califa Street, Woodland Hills, CA (Address of Principal Executive Offices)		91367-5021 (Zip Code)

Registrant's telephone number, including area code (818) 713-1000

(Former Name or Former Address, if Changed Since Last Report)

        The undersigned registrant, Zenith National Insurance Corp. ("Registrant"), hereby further amends its Current Report on Form 8-K dated August 23, 2002 (originally filed on September 3, 2002 and amended by Amendment No. 1 on November 6, 2002 and amended by Amendment No. 2 on February 7, 2003), to provide a revised report by Littlejohn Frazer, Chartered Accountants and Registered Auditors.

Item 2. Acquisition or Disposition of Assets.

        On August 23, 2002, Zenith Insurance Company, a wholly-owned subsidiary of the Registrant, Zenith National Insurance Corp., completed its purchase of approximately 19.2 million Ordinary Shares of Advent Capital (Holdings) PLC, a UK company ("Advent Capital"), for approximately $15.0 million in an open offer and placing of shares made in July 2002. With this purchase, the Registrant owns approximately 20% of the outstanding shares of Advent Capital. Advent Capital and its subsidiaries operate in the property and casualty insurance business in the United Kingdom by providing corporate capital to support underwriting of various Lloyd's syndicates and by managing those syndicates. Fairfax Financial Holdings Limited ("Fairfax"), which owns approximately 42% of the outstanding shares of common stock of the Registrant, also participated in the open offer and placing of shares by Advent Capital. Fairfax now owns directly approximately 47% of Advent Capital. Zenith Insurance Company used available funds from its short-term investments to fund the purchase of the Advent Capital shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements of Businesses Acquired.

          The required financial statements are included as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.

  (b)
  Pro Forma Financial Information.

          The required pro forma financial information is included as Exhibit 99.3 to this Report and is incorporated herein by reference.

  (c)
  Exhibits.

Number	Description
23.1	Consent of Littlejohn Frazer dated 13 June 2003
99.1	Group Financial Statements of Advent Capital (Holdings) PLC as of and for the two years ended 31 December 2001, together with related notes and the independent auditor's report thereon
99.2	Group Financial Statements of Advent Capital (Holdings) PLC as of and for the six months ended 30 June 2002 (unaudited), together with related notes
99.3	Pro forma Financial Information of Zenith National Insurance Corp.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.
Dated: June 16, 2003	By:	/s/ WILLIAM J. OWEN William J. Owen Senior Vice President & Chief Financial Officer

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  Item 2. Acquisition or Disposition of Assets.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits